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                              RMS TITANIC, INC.
                               17 BATTERY PLACE
                           NEW YORK, NEW YORK 10017
                                (212) 558-6300


                            TELECOPIER COVER PAGE


SEND TO:

NAME:  Reinhard Esser                     Fax Number: 011-49-211-329306

FROM:  Allan H. Carlin                    Date Sent:  August 4, 1998

TOTAL NUMBER OF PAGES INCLUDING THIS SHEET: 2

CONFIDENTIALITY NOTICE: THE INFORMATION CONTAINED IN AND ACCOMPANYING THIS TELEFACSIMILE MESSAGE IS PRIVILEGED AND CONFIDENTIAL AND IS INTENDED ONLY FOR THE USE OF THE INDIVIDUAL(S) AND/OR ENTITY(IES) NAMED ABOVE. IF YOU ARE NOT THE INTENDED RECIPIENT, YOU ARE HEREBY NOTIFIED THAT ANY UNAUTHORIZED DISCLOSURE, COPYING, DISTRIBUTION OR TAKING OF ANY ACTION IN RELIANCE ON THE CONTENTS OF THE TELECOPIED MATERIAL IS STRICTLY PROHIBITED AND REVIEW BY ANY INDIVIDUAL OTHER THAN THE INTENDED RECIPIENT SHALL NOT CONSTITUTE WAIVER OF THE ATTORNEY-CLIENT PRIVILEGE. IF YOU HAVE RECEIVED THIS TRANSMISSION IN ERROR, PLEASE IMMEDIATELY NOTIFY US BY TELEPHONE TO ARRANGE FOR RETURN OF THE MATERIALS. THANK YOU.

COMMENTS: Rainer -- In furtherance of our discussion, I am writing to confirm our understandings that RMST will be paid the following sums from the Hamburg exhibition for the period from May 1, 1998 through September 30, 1998:

1. Two-thirds (2/3) of all ticket revenues (less applicable taxes) in excess of a monthly operating budget of 400,000 DM; provided, however, in the event that marketing expenses for a monthly period are less than 50,000 DM, then RMST shall be paid two-thirds (2/3) of the difference between the actual marketing expenditures and 50,000 DM. Please provide me with documentation evidencing the marketing expenses for the months of May, June and July.

2. Twenty (20%) of the gross merchandise sales (exclusive of catalogue sales), less applicable taxes.

3. Fifth (50%) of the gross catalogue sales, less applicable taxes and the costs per unit for printing the catalogue. For purposes of the foregoing, if the costs for printing 120,000 catalogues was 120,000 DM, then the cost per unit shall be 1 DM.

4. The costs for refurbishing the Hamburg exhibition, as reflected by invoices sent on your behalf and delivered to RMST on July 31st, in the approximate amount of 325,000 shall be shared by the parties on a two-thirds/one-third basis, with two-thirds of such costs to be deducted from RMST's share of July revenues. It is understood and agreed that RMST shall be the sole owner of all display cases or any other exhibit that can be deinstalled and moved to another venue, and which was the subject of refurbishment as aforesaid.

5. RMST shall pay two-thirds (2/3), or up to $150,000 US, whichever is less, of the costs of deinstalling and moving all of the exhibitry and related items, and artifacts, from the Hamburg venue to the Zurich venue. Such costs shall be deducted and held in reserve from revenues due to RMST from the Hamburg exhibition for the months of August and September 1998 at the rate of $75,000 per month. If such deinstallation and moving expenses are less than $150,000, RMST shall receive two-thirds (2/3) of any such savings.
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6.  RMST shall receive two-thirds (2/3) of the proceeds from the sale of the catering equipment utilized in the Hamburg exhibition, with such sale to occur as soon as practical after the end of the Hamburg exhibition.

7. Your company will indemnify and hold RMST harmless from any and all liability related to the operation of the Hamburg exhibtion, including but not limited to claims for services rendered by LP3 Conservation or any other third party.

8. You agree to the terms and conditions of Angelo Stamera's fax to me of August 3rd and my reply thereto of August 4th, copies of both of which you hereby acknowledge you have received.

9. Except as expressly amended by this letter, the terms and conditions set forth in the agreements between your companies and RMST dated April 15, 1996 and April 15, 1998 respectively, shall remain in full force and effect.

    Please signify your agreement to the foregoing by countersigning this fax in the space provided below, and returning the same to me via fax. Thank you. AHC.

Agreed to
TITANIC EXHIBITION GmbH



BY: s/
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